ARTCURIAL

Commercial Invoice AF-23-06-02
Facture d'achat : [***]

Vente du 7 juin 2023 (GTC)
Artcurial, Paris
Art Contemporain – Vente du soir
Réf.: 4308 A2025 70105606

Mr. Scott Lynn
Masterworks Gallery LLC
As agent for Masterworks Cayman SPC
225 Liberty Street – 29th Floor
New York, NY 10281
USA

Paris, le 12 juin 2023

Lot	Désignation	Adjugé (€)	Frais TTC (€)
133	Pierre SOULAGES (1919-2022) 202 800,00 Peinture 65 x 143 cm, 13 décembre 2008 - 2008 Acrylique sur toile Signée et datée au dos "Soulages, Peinture 65 x 143 cm, 13.12.08" 64 x 143cm (25,2 x 56,3in) Acrylic on canvas; signed and dated on the reverse	650 000.00	202 800.00

Montant des lots adjugés	**650 000.00**	**EUR**
Commission de vente TTC	**202 800.00**	**EUR**
TOTAL	**852 800.00**	**EUR**

Nous vous remercions pour votre participation à cette vente et vous prions de bien vouloir croire à l'expression de sentiments dévoués. Les lots marqués avec un ° sont en importation temporaire.

ARTCURIAL

FACTURE D'ACHAT [***]

Vente du 7 juin 2023 (GTC)
Artcurial, Paris
Art Contemporain - Vente du soir
Réf. : 4308 A2025 70105606
Paris, le 8 juin 2023

Mr. Scott LYNN
MASTERWORKS GALLERY LLC
as agent for Masterworks Cayman SPC
225 Liberty Street
29th Floor
NEW YORK NY 10281
ETATS-UNIS D'AMERIQUE

Lot	Désignation	Adjugé (€)	Frais TTC*(€)
❍ 127	ZAO WOU- KI (1920 - 2013) 28.03.71 - 1971 Huile sur toile Signée en chinois et en pinyin en bas à droite "Zao", contresignée et titrée au dos "28.3.71" 46,50 x 55cm (18,3 x 21,7in) Provenance : Galerie Heimeshoff, Essen Collection particulière, Rhénanie-du-Nord-Westphalie Vente, Munich, Ketterer, 8 décembre 2012, lot 246 Acquis au cours de cette vente par l'actuel propriétaire Bibliographie : Cette œuvre sera répertoriée dans le Catalogue Raisonné à venir, établi par Madame Françoise Marquet et Monsieur Yann Hendgen. Commentaire : Un certificat de la Fondation Zao Wou-Ki sera remis à l'acquéreur. Oil on canvas; signed in Chinese and Pinyin lower right, signed again and titled on the reverse	270 000,00	84 240,00
133	Pierre SOULAGES (1919-2022) Peinture 65 x 143 cm, 13 décembre 2008 - 2008 Acrylique sur toile Signée et datée au dos "Soulages, Peinture 65 x 143 cm, 13.12.08" 64 x 143cm (25,2 x 56,3in)	650 000,00	202 800,00

FACTURE D'ACHAT [***]

Vente du 7 juin 2023 (GTC)
MASTERWORKS GALLERY LLC / LYNN
4308 A2025 70105606

Report	920 000,00	1 207 040,00
Provenance : Don de l'artiste à l'actuel propriétaire Bibliographie : P. Encrevé, "Soulages, L'Oeuvre Complet, Peintures, Volume IV, 1997-2013", Editions Gallimard, Paris, 2015, reproduit en couleur sous le n°1423, p. 257 (dimensions erronées) Commentaire : Acrylic on canvas; signed and dated on the reverse		

Nous vous remercions de votre participation à cette vente et vous prions de croire à l'expression de nos sentiments dévoués. Les lots marqués avec ❍ sont en importation temporaire.

* Il ne sera délivré aucun document faisant ressortir la TVA

Payment terms agreed at 45 days

Montant des lots adjugés	920 000,00
Commission de vente TTC	287 040,00
Frais d'importation	14 850,00
Total	1 221 890,00